                         AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
December 1, 2004, is by and between General American Distributors, Inc., a corporation duly organized and existing under the laws of the State of Missouri ("GAD"), and MetLife Investors Distribution Company, a corporation duly organized and existing under the laws of the State of Delaware ("MLI").

   WHEREAS, MLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

   WHEREAS, GAD is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri; and

   WHEREAS, MetLife Investors Group, Inc. ("MIG") owns all of the issued and outstanding shares of MLI's capital stock ("MLI Stock"); and

   WHEREAS, MIG owns all of the issued and outstanding shares of GAD's capital stock ("GAD Stock"); and

   WHEREAS, Delaware General Corporation Law Section 252 authorizes the merger of a corporation organized under the laws of Delaware into a stock corporation organized under the laws of another state, and Section 351.458 of the Revised Statutes of the State of Missouri authorizes the merger of a corporation organized under the laws of another state into a corporation organized under the laws of the State of Missouri; and

   WHEREAS, GAD, MLI and MIG desire for MLI to merge with and into GAD, which will survive the merger; and

   WHEREAS, the respective Boards of Directors of GAD and MLI have approved the transaction contemplated hereby and have authorized their respective representatives to enter into this Agreement on their behalf; and

   WHEREAS, MIG, as the sole shareholder of each of MLI and GAD, has approved MLI's and GAD's entering into this Agreement.

   NOW THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree upon and prescribe the terms and conditions of such merger and the mode of carrying it into effect, as follows:

                                   ARTICLE I

                       MERGER AND SURVIVING CORPORATION

     1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the provisions pertaining to the merging of domestic and foreign corporations contained in the Delaware General Corporation Law ("GCL") and the Revised Statutes of the State of Missouri ("RSM") and subject to the receipt of all required governmental approvals, MLI shall be merged with and into GAD (the "Merger"), effective as of the Effective Time (as defined in Section 5.1 herein).

     1.2 Surviving Corporation. GAD shall be the surviving corporation in the Merger under the name MetLife Investors Distribution Company (the "Surviving Corporation"). At the Effective Time, the separate existence of MLI shall cease.

                                  ARTICLE II

                    TERMS, CONDITIONS AND EFFECTS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation, as amended, of GAD, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and shall be amended and restated by the Merger in the form attached hereto as "Exhibit A".

     2.2 By-laws. The By-laws of GAD, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, and shall not be amended by the Merger.

     2.3 Directors and Officers. The directors and officers of GAD immediately prior to the Effective Time shall continue to be the directors and officers of the Surviving Corporation until their respective successors shall have been elected and qualified as provided by the By-laws of the Surviving Corporation and Missouri law.

     2.4 Effects of the Merger. At the Effective time, the Merger shall have the effects specified in GCL Section 259 and RSM Section 351.450, including without limitation, the following: (a) the separate existence of MLI shall cease; (b) all the rights, franchises and interests of MLI, in and to every species of property, real, personal and mixed, and things in action thereunto belonging, shall be deemed transferred to and vested in GAD, without any other deed or transfer; and (c) GAD shall be deemed to have assumed all the liabilities of MLI.

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                                  ARTICLE III

                              TREATMENT OF SHARES

     3.1 GAD Stock. Each issued and outstanding share of GAD Stock shall not be affected by the Merger and shall continue to be outstanding at and after the Effective Time without any change and shall continue as a share of capital stock of the Surviving Corporation.

     3.2 MLI Stock. At the Effective Time, by virtue of the Merger and without any action on the part of GAD, MLI or any holder of GAD Stock or MLI Stock, all of the shares of MLI Stock issued and outstanding immediately prior to the Effective Time shall be surrendered and extinguished. All issued and outstanding shares of MLI as of the Effective Time and the certificates representing such shares shall be cancelled and retired, all rights in respect thereof shall cease to exist, and no shares or other securities of the Surviving Corporation shall be issued in respect thereof.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of the Parties. Each party represents and warrants to the other party that: (a) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) it has the corporate power and authority, and has taken all necessary corporate action, to execute, deliver and perform this Agreement; (c) this Agreement is a legal, valid and binding obligation upon such party and is enforceable against such party in accordance with its terms (assuming valid authorization, execution and delivery of this Agreement by such other party); (d) it is duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC") and each jurisdiction identified in its respective Form B/D, and is a member in good standing of NASD, Inc.; and
         (e) execution of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or cause such party to be in violation of, (i) its charter and By-laws, (ii) any other agreement to which it is a party (except for any such violations which, individually or in the aggregate, would not have a material adverse effect upon the performance of such party's obligations under this Agreement), or (iii) any federal, state or local law, statute, regulation, rule, code, ordinance, judgment, decree or order to which it is subject.

     4.2 Representations and Warranties of GAD. GAD represents and warrants to MLI that: (a) (i) the authorized capital stock of GAD consists of 30,000 shares of no par value common stock; and (ii) the issued and outstanding capital stock of GAD consists of 25,000 shares of no par value common stock; (b) except for this Agreement, no agreement, arrangement or commitment relating to the capital stock of GAD exists;
         (c) no securities convertible into capital stock of GAD exist; and
         (d) at the Effective Time MIG is the sole holder of GAD capital stock entitled to vote. GAD represents and warrants that the GAD stock is duly authorized, validly issued, fully paid, non-assessable, free of any preemptive rights, and free and clear of, and not subject to, any form of hypothecation, pledge, lien, or other restriction on transfer under any federal, state or local law, statute, regulation, rule, code, ordinance, judgment, decree, order or agreement to which GAD is subject, and the consummation of the transactions contemplated hereby shall not result in any such hypothecation, pledge, lien, or other restriction on transfer upon the GAD Stock.

     4.3 Representations and Warranties of MLI. MLI represents and warrants to GAD that: (a) (i) the authorized capital stock of MLI consists of 500,000 shares of $0.01 par value common stock, and (ii) the issued and outstanding capital stock of the Company consists of 50,000 shares of common stock; (b) except for this Agreement, no agreement, arrangement or commitment relating to the capital stock of MLI exists;
         (c) no securities convertible into capital stock MLI exist; and (d) at the Effective Time MIG is the sole holder of MLI capital stock entitled to vote. MLI represents and warrants that the MLI Stock is duly authorized, validly issued, fully paid, non-assessable, free of any preemptive rights, and free and clear of, and not subject to, any form of hypothecation, pledge, lien or other restriction on transfer under any federal, state or local law, statute, regulation, rule, code, ordinance, judgment, decree, order or agreement to which MLI is subject, and the consummation of the transactions contemplated hereby shall not result in any such hypothecation, pledge, lien, or other restriction on transfer upon MLI Stock.

                                   ARTICLE V

                                EFFECTIVE TIME

     5.1 Effective Time. The Merger shall become effective (such time referred to herein as the "Effective Time") as of the latest of:

         (a) 12:01 a.m, New York Time, on December 1, 2004;

         (b) the date on which the Secretary of State of the State of Missouri issues a certificate of merger; or

         (c) the date on which a certificate of merger is filed with the Department of State of the State of Delaware.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Effective Time by the consent of the Boards of Directors of both of the parties hereto or by the unilateral action of either of these Boards, if the terminating Board determines, in its sole discretion, that the consummation of this Agreement is, for any reason, inadvisable. None of the parties hereto shall have any liability to any other person by reason of the termination of this Agreement.

     6.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri without regard to principles of conflict of laws.

     6.3 Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the respective Boards of Directors of parties hereto, and in the case of an interpretation, the actions of such Boards of Directors shall be binding.

     6.4 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the 1/st/ day of December, 2004.

                                           METLIFE INVESTORS DISTRIBUTION
                                           COMPANY

                                                  /s/ Richard C. Pearson
                                           By:    -----------------------------
                                           Name:  Richard C. Pearson
                                           Title: President

                                           GENERAL AMERICAN DISTRIBUTORS, INC.

                                           By:    /s/ Richard C. Pearson
                                                  -----------------------------
                                           Name:  Richard C. Pearson
                                           Title: Vice President

                                                                      Exhibit A

[LOGO OF STATE OF MISSOURI] State of Missouri
                            Matt Blunt, Secretary of State

                            Corporations Division
                            P.O. Box 778 /600 W. Main Street, Rm 322
                            Jefferson City, MO 65102

                             Amended and Restated
                           Articles of Incorporation

                                  Article One

The name of the corporation is MetLife Investors Distribution Company

                                  Article Two

The registered agent's name: William L. Hutton

The address, including street and number for the registered agent's office in the state of Missouri:
(P.O. Box may only be used in addition to a physical street address)

    700 Market Street               St. Louis                  MO 63101
---------------------       ---------------------       ---------------------
      Street address                   City                   State/Zip

                                 Article Three
                            (Must complete 1 or 2)

1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par val ued DOES NOT exceed $30,000 please check this box: [X]

                                      OR

2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the shares of each class:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Article Four

The name and physical business or residence address of each incorporator:

 Name                              Address                City/State/Zip
 ----                      ------------------------  ------------------------
 William L. Hutton              5108 Jamieson          St. Louis, MO 63109

 ------------------------  ------------------------  ------------------------

 ------------------------  ------------------------  ------------------------

 ------------------------  ------------------------  ------------------------

 ------------------------  ------------------------  ------------------------

Name and address to return filed document:

Name: MetLife Investors Distribution Company
Address: 22 Corporate Plaza Drive
City, State, and Zip Code: Newport Beach. CA 92660

                                                               Corp. 41 (07/04)

                                 Article Five

The number of years the corporation is to continue or perpetual: (Please complete one)

[X] Perpetual (check box)             OR     State number of years______

                                  Article Six

       The corporation is formed for the following lawful purpose(s):

       To exercise any and all of the powers granted to corporations by the laws of Missouri as they now exist or may hereafter be amended; to engage in any and all species of commerce or business not inconsistent with the laws of Missouri or any other state in which the corporation may be authorized to transact business.

                                 Article Seven

[ ] The number of directors to constitute the board of directors:______(optional)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

                                                  Richard C. Pearson
          -----------------------------       ---------------------------
                   Signature                         Printed Name

          -----------------------------       ---------------------------
                   Signature                         Printed Name

          -----------------------------       ---------------------------
                   Signature                         Printed Name

          -----------------------------       ---------------------------
                   Signature                         Printed Name

                                                               Corp. 41 (07/04)